News Release

TSX, NYSE-MKT
Symbol: NCQ

NovaCopper Confirms and Extends Previously Known Mineralization
at Bornite Through Re-sampling and Re-assaying Program

Re-sampling and re-assaying of historical drill holes confirms previously known high-grade mineralzation and extends previously unsampled lower-grade mineralization at the Ruby Creek zone of the Bornite Deposit

December 18, 2013 - Vancouver, British Columbia - NovaCopper Inc. (TSX, NYSE-MKT: NCQ) ("NovaCopper” or "the Company”) is pleased to announce results from its re-sampling and re-assaying program at the Bornite Project, which is part of the Upper Kobuk Mineral Projects (“UKMP”) located in the Ambler mining district of Northwest Alaska. The latest analytical results come from the re-sampling and re-assaying of historical drill holes which were previously drilled and only selectively sampled by Kennecott within the Ruby Creek zone of the Bornite deposit. During the 2013 field season Company geologists re-logged the geology and re-sampled 33 historical drill holes and submitted the samples for a complete 42 element Induced Coupled Plasma analysis. Of the 33 historic drill holes sampled, 26 holes had intervals of copper greater than 0.5% copper, and 29 holes contained mineralization greater than 0.2% copper. The objectives of the re-assay/re-logging program were twofold: 1) to confirm and conduct a Quality Assurance/Quality Control (QA/QC) program on the historical sample results; and 2) to identify additional lower-grade (0.2 -0.5% copper) shallow material, which was not previously sampled. The re-sampling and re-assaying program has confirmed previously known high-grade mineralization. It is also expected to add additional lower-grade mineralization to the Company’s mineral inventory. The results from these 33 historical drill holes combined with the 15 holes drilled during the 2013 program at the Ruby Creek and South Reef zones will be incorporated into an updated NI 43-101-compliant resource estimate which is expected to be completed in 2014. Two additional metallurgical holes have also been completed and will eventually be incorporated into the resource model once metallurgical testing has been completed. This press release reports on the 33 historical partially sampled drill holes that were re-sampled and re-assayed by the Company.

Highlights

26 out of the 33 historical holes were confirmed to contain significant intervals of copper mineralization:

At a cutoff grade of 0.5% copper significant results are as follows:

  RC-54 intersected seven mineralized intervals, starting at 124.1 meters and ending at 460.9 meters (336.8 meter interval), for a combined 77.0 meter composite interval with a weighted average grade of 3.24% copper and comprised of:
    8.1 meters at a grade of 0.76% copper;
    11.3 meters at a grade of 0.80% copper;
    21.6 meters at a grade of 2.99% copper;
    10.2 meters at a grade of 13.74% copper;

    5.2 meters at a grade of 0.69% copper;
    7.4 meters at a grade of 0.92% copper; and
    13.1 meters at a grade of 1.52% copper.

  RC-68 intersected four mineralized intervals, starting at 64.6 meters and ending at 274.3 meters (209.7 meter interval), for a combined 97.3 meter composite interval with a weighted average grade of 1.40% copper and comprised of:
    5.5 meters at a grade of 2.15% copper;
    22.1 meters at a grade of 0.88% copper;
    18.3 meters at a grade of 1.76% copper; and
    51.5 meters at a grade of 1.42% copper.

  RC-29 intersected two mineralized intervals, starting at 144.2 meters and ending at 261.5 meters (117.4 meter interval), for a combined 106.9 meter composite interval with a weighted average grade of 1.04% copper and comprised of:
    29.9 meters at a grade of 1.08% copper; and
    77.0 meters at a grade of 1.02% copper.

“The re-logging and re-sampling program was highly successful in confirming the historic results from the work carried out by Kennecott. This effort represented a low-cost means of demonstrating continuity of the lower-grade mineralized material which was previously un-sampled. It also served as an excellent quality control tool in relation to the historic data and we expect should form a basis for potentially expanding the resource at Bornite,” said Rick Van Nieuwenhuyse, NovaCopper’s President and Chief Executive Officer. “Management expects that this re-logging and re-sampling program should contribute toward expansion of the overall mineral inventory at Bornite planned for release in 2014.”

Results are presented in Table 1 at a cutoff grade of 0.5% copper so as to be comparable with previous drill results released by NovaCopper Inc. in 2011 and 2012.

TABLE 1. Significant Copper Composites – Ruby Creek re-sampling and re-assaying program - 0.5% Cutoff

TABLE 1 continued. Significant Copper Composites – Ruby Creek re-sampling and re-assaying program - 0.5% Cutoff

from	to	thickness meters	thickness feet	Cu %	Cu % meters
DDH RC-34	391.7	403.9	12.2	40.0	0.73	8.9
	425.2	452.3	27.1	89.0	1.02	27.6
	546.5	575.2	28.7	94.0	1.16	33.2
3 Intervals			**68.0**	**223.0**	**1.03**	**69.8**
DDH RC-35W	285.3	295.7	10.4	34.2	1.27	13.3
	334.5	349.7	15.2	49.9	1.09	16.6
2 Intervals			**25.6**	**84.1**	**1.17**	**29.9**
DDH RC-37	300.2	308.2	7.9	26.0	0.69	5.5
1 Interval			**7.9**	**26.0**	**0.69**	**5.5**
DDH RC-50	182.0	189.9	7.9	26.0	0.51	4.1
	285.3	319.4	34.1	112.0	1.39	47.3
	331.0	337.1	6.1	20.0	1.51	9.2
3 Intervals			**48.2**	**158.0**	**1.26**	**60.6**
DDH RC-54	124.1	132.2	8.1	26.7	0.76	6.2
	140.4	151.8	11.3	37.2	0.80	9.0
	169.5	191.1	21.6	71.0	2.99	64.7
	207.5	217.6	10.2	33.3	13.74	139.5
	290.8	296.0	5.2	17.1	0.69	3.6
	409.4	416.8	7.4	24.3	0.92	6.8
	447.8	460.9	13.1	43.0	1.52	19.9
7 Intervals			**77.0**	**252.6**	**3.24**	**249.7**
DDH RC-57	79.6	95.0	15.4	50.6	0.80	12.3
	103.0	114.3	11.3	37.0	0.96	10.9
	126.8	137.2	10.4	34.0	0.89	9.2
	189.6	212.8	23.2	76.0	0.81	18.8
4 Intervals			**60.2**	**197.5**	**0.85**	**51.2**
DDH RC-61	215.5	221.6	6.1	20.0	0.65	4.0
	244.2	250.0	5.8	19.0	0.98	5.7
	281.5	303.0	21.5	70.5	2.01	43.1
	467.0	478.2	11.3	37.0	0.72	8.1
	486.8	500.7	14.0	45.8	0.78	10.9
5 Intervals			**58.6**	**172.3**	**1.23**	**71.8**
DDH RC-66	76.0	82.3	6.3	20.5	0.56	3.5
	92.4	100.3	7.9	26.0	1.41	11.2
2 Intervals			**14.2**	**46.6**	**1.04**	**14.7**
DDH RC-67	239.0	244.0	5.0	16.4	0.59	2.9
1 Interval			**5.0**	**16.4**	**0.59**	**2.9**

TABLE 1 continued. Significant Copper Composites – Ruby Creek re-sampling and re-assaying program - 0.5% Cutoff

from	to	thickness meters	thickness feet	Cu %	Cu % meters
DDH RC-68	64.6	70.1	5.5	18.0	2.15	11.8
	125.0	147.0	22.1	72.4	0.88	19.4
	169.5	187.8	18.3	60.0	1.76	32.2
	222.8	274.3	51.5	169.0	1.42	73.4
4 Intervals			**97.3**	**319.4**	**1.40**	**136.7**
DDH RC-73	206.0	212.0	6.0	19.7	1.20	7.2
	504.4	526.1	21.6	71.0	1.32	28.6
2 Intervals			**27.6**	**90.7**	**1.30**	**35.8**
DDH RC-83	145.1	158.6	13.5	44.4	0.59	8.0
1 Interval			**13.5**	**44.4**	**0.59**	**8.0**
DDH RC-84	263.7	296.4	32.7	107.3	0.70	23.0
	314.3	332.1	17.8	58.5	0.69	12.3
2 Intervals			**50.5**	**165.8**	**0.70**	**35.3**
DDH RC-86	224.6	264.0	39.3	129.0	1.28	50.2
	326.8	337.4	10.7	35.0	0.73	7.7
2 Intervals			**50.0**	**164.0**	**1.16**	**58.0**
DDH RC-87	249.0	277.5	28.5	93.5	2.55	72.6
	372.3	386.2	13.9	45.6	0.77	10.7
	392.0	407.5	15.6	51.0	0.88	13.6
3 Intervals			**58.0**	**190.2**	**1.67**	**96.9**
DDH RC-111	388.2	401.1	13.0	42.6	0.88	11.4
1 Interval			**13.0**	**42.6**	**0.88**	**11.4**
DDH RC-151	246.0	251.5	5.5	18.0	0.69	3.8
	259.4	266.1	6.7	21.9	0.57	3.8
2 Intervals			**12.2**	**40.0**	**0.63**	**7.6**
DDH RC-153	112.2	130.2	18.0	59.0	0.62	11.2
1 Interval			**18.0**	**59.0**	**0.62**	**11.2**
DDH RC-165	409.5	417.7	8.2	27.0	0.81	6.6
	442.9	452.6	9.8	32.0	1.02	10.0
2 Intervals			**18.0**	**59.0**	**0.92**	**16.6**
DDH RC-166	111.3	123.0	11.7	38.3	0.88	10.3
1 Interval			**11.7**	**38.3**	**0.88**	**10.3**
DDH RC-169	4.3	29.3	25.1	82.2	2.21	55.5
1 Interval			**25.1**	**82.2**	**2.21**	**55.5**
DDH RC-172	80.2	103.9	23.8	78.0	0.56	13.4
	203.6	209.3	5.7	18.6	0.82	4.6
2 Intervals			**29.4**	**96.6**	**0.61**	**18.1**

Footnotes to Drill Interval Tables:

1)	Cutoff grade of 0.5% Cu
2)	Internal dilution up to 5 continuous meters of <0.5% Cu
3)	Some rounding errors may occur
4)	Though mineralization is tabular and shallowly dipping - no true thicknesses are implied in the results

During the 2013 exploration season, Company geologists re-logged and re-sampled 33 historic drill holes, comprising 11,067 meters of drill core, which were originally drilled by Kennecott on the Bornite project between 1957 and 1975. During this period Kennecott was focused on identifying and quantifying high-grade copper mineralization. Given its focus on identifying very high-grade copper mineralization, Kennecott did not focus its exploration efforts on sampling and assaying lower-grade (0.2 -0.5%) disseminated copper mineralization. During the 2013 field season Company geologists submitted 5,510 samples for assaying. Of the submitted samples, 4,967 (10,218 meters) were from previously un-sampled and un-assayed drill core. The remaining 543 samples (849 meters) were from drill core that was previously sampled by Kennecott.

When compared, the re-assay results for the high-grade copper mineralization matched the original Kennecott assay results. The Company also identified additional low-grade copper mineralization within previously un-sampled and un-assayed sections of the drill core. As seen in Table 2, of the 4,967 sample assays from previously un-sampled historic core, 407 sample assays (700 meters) contained low to moderate grade (0.2 – 0.5%) copper mineralization. An additional 316 samples (558 meters) were found to have moderate to high-grade (greater than 0.5%) copper mineralization. In all, 26 of the 33 historic drill holes contained intervals of greater than 0.5% copper mineralization and 29 of the 33 holes were found to contain intervals of greater than 0.2% copper mineralization.

TABLE 2. Results from 2013 historical drill core re-sampling program

The re-sampling and re-assaying program is expected to contribute to an increase in the mineral resource estimate at the Ruby Creek zone. The results of from this re-logging and re-sampling program will be incorporated into a new National Instrument 43-101 compliant resource estimate which the Company expects will be completed during the first half of 2014. Figure 1 shows cross-sections of the Ruby Creek Zone incorporating the results of the re-sampling and re-assay program.

Figure 1: Bornite Drill Hole Location Figures Showing Results from Re-Assay Program

Exploration in 2013 at Bornite was designed to further define and advance both the moderate-grade open-pit potential and the high-grade underground resources. The open-pit target covers the shallow surface projection of the historically drilled Lower Reef and the smaller but higher-grade mineralized area, the Upper Reef, which is located structurally or stratigraphically higher in the carbonate stratigraphy. These two areas of mineralization define a NNE-trending zone called the Ruby Creek zone which management believes may have the potential to be an open-pit mining operation.

Results of the pre-2013 drilling at Bornite, as reported in the NI 43-101 technical report titled “Technical Report for the Bornite Deposit,” dated January 31, 2013 and filed on SEDAR and EDGAR on February 8, 2013 (the “Bornite Technical Report”), yielded a potentially open-pittable Indicated Resource of 6.8 million tonnes at 1.19% Cu for 178.7 million pounds of contained copper and Inferred Resource of 47.7 million tonnes of 0.84% Cu for 883.2 million pounds of contained copper at a 0.5% copper cutoff grade. Resources for the potentially underground exploitable resources at the South Reef zone are reported as containing Inferred Resources of 43.1 million tonnes at 2.54% Cu for 2,409 million pounds of contained copper at a 1.0% copper cutoff grade. An updated resource estimate for the Bornite Project and NI 43-101 compliant technical report are anticipated to be completed in 2014.

Copper mineralization at the Ruby Creek and South Reef zones are hosted within broad dolomitized limestones within the Devonian-age Bornite Carbonate Sequence. Mineralization is selectively developed in massive dolostones and both sedimentary and hydrothermal breccias. The mineralized system is strongly zoned with a distal zinc-rich pyrite halo surrounding progressively more proximal chalcopyrite stockworks and disseminations, bornite stockworks and disseminations, and finally, local semi-massive sulphide zones of chalcocite, bornite, and chalcopyrite.

Quality Control

The drill program and sampling protocol were managed by qualified persons employed by NovaCopper. The diamond drill holes were typically collared at HQ diameter drill core and reduced to NQ diameter during the drilling process. Samples were collected using a 0.5 -meter minimum length, three-meter maximum length and 1.5 -meter average sample length. Drill core recovery averaged 90%. Three quality control samples (one blank, one standard and one duplicate) were inserted into each batch of 20 samples. The drill core was sawn, with half sent to ALS Chemex in Fairbanks for sample preparation and the sample pulps forwarded to ALS’s North Vancouver facility for analysis. ALS Minerals in North Vancouver, B.C., Canada, is a facility certified as ISO 9001:2008 and accredited to ISO / IEC 17025:2005 from the Standards Council of Canada. NovaCopper has also submitted 5% of the assay intervals from prospective lithologies to an independent check assay lab.

Qualified Person

Erin Workman, P.Geo, Director Technical Services for NovaCopper, and a Qualified Person as defined by NI 43-101, has reviewed the results of the re-sampling and re-assaying program and confirmed that all procedures, protocols and methodologies used in the re-sampling and re-assaying program conform to industry standards. Ms. Workman has approved the contents of this press release.

About NovaCopper

NovaCopper Inc. is a base metals exploration company focused on exploring and developing the Ambler mining district in Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class volcanogenic massive sulhide deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler district – the Arctic VMS deposit and the Bornite carbonate replacement deposit. A National Instrument 43-101-compliant Preliminary Economic Assessment for the Arctic Deposit, completed in July 2013, identified a polymetallic open-pit project with the Net Present Value of $930 and $535 million on the pre-tax and after-tax bases, respectively using an 8% discount rate and long-term metal prices of $2.90/lb copper, $0.85/lb zinc, $0.90/lb lead, $22.70/oz silver and $1,300/oz gold. The Preliminary Economic Assessment is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as reserves. There is no certainty the Preliminary Economic Assessment will be realized. Both deposits are located within NovaCopper’s land package that spans approximately 143,000 hectares. NovaCopper has an agreement with NANA Regional Corporation, Inc. (NANA), an Alaskan Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with the local communities. NovaCopper’s vision is to develop the Ambler mining district into a premier North American copper producer.

NovaCopper Contact:

Patrick Donnelly
Vice President, Corporate Communications
patrick.donnelly@novacopper.com

604-638-8088 or 1-855-638-8088

# # #

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, without limitation, statements relating to the future operating or financial performance of NovaCopper, the Bornite and the Arctic projects, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration results and budgets; mineral reserves and resource estimates; work programs; capital or operating expenditures; timelines; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NovaCopper's expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NovaCopper Inc.’s Annual Report on Form 10-K dated February 12, 2013, filed with the Canadian securities regulatory authorities, the United States Securities and Exchange Commission and in other NovaCopper reports and documents filed with applicable securities regulatory authorities from time to time. NovaCopper's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NovaCopper assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

The Bornite Technical Report has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101”) and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC”), and resource and reserve information contained therein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth in this press release or the Bornite Technical Report may not be comparable with information made public by companies that report in accordance with U.S. standards.